FOR IMMEDIATE RELEASE McCormick Announces Malcolm Swift’s Plan to Retire HUNT VALLEY, Md., May 17, 2023 – McCormick & Company, Incorporated (NYSE: MKC), a global leader in flavor, today announced that Malcolm Swift, President Global Flavor Solutions and Chief Administrative Officer (CAO), will retire at the end of fiscal year 2023. Mr. Swift will immediately transition to a new role as Executive Vice President for the Company. As a key leader for McCormick for the past 19 years, he will continue to serve on the Management Committee, the Company’s highest leadership team, where he has served since 2014. Mr. Swift’s career at McCormick will be celebrated for his impact on advancing the Company’s position as global leader in flavor. He successfully transformed McCormick’s Flavor Solutions business segment into a scalable, global portfolio. He was also the driver behind the significant footprint expansion and growth of the Company’s commercial business across Europe, Middle East, and Africa (EMEA) and Asia. Mr. Swift joined McCormick as Vice President EMEA Consumer in 2005 and was subsequently promoted to President EMEA in 2008, and President Global Industrial (now Global Flavor Solutions) and International Business in 2015. He continued to oversee Global Flavor Solutions and McCormick International businesses until 2020 but retained responsibility for EMEA through the pandemic. In his most recent role as President, Global Flavor Solutions and CAO, he led the Global Flavor Solutions Strategy Council and had oversight of Global Functions including Communications, Marketing, Quality, IT, Research & Development, Business Transformation, and Global Enablement. Mr. Swift also had responsibility for Corporate Strategy and Development from 2020 through March of 2022. As a champion for sustainability, Mr. Swift led McCormick’s Purpose-led Performance Governing Council with oversight of the Company’s efforts to deliver top tier financial results while doing what’s right for People, Communities, and the Planet. He leaves a legacy of attracting and developing talent globally. During his tenure, sales for the Company more than doubled from $2.6 billion in 2005 to over $6 billion in 2022. “Malcolm and I have worked closely together for the past 16 years, and I am extremely proud of what we’ve been able to accomplish as partners and leaders for this great company. Our commitment to driving growth and delivering top tier financial performance while transforming McCormick into a global flavor leader was remarkable,” said Lawrence E. Kurzius, Chairman and CEO of McCormick & Company. “I’d like to personally thank him for his friendship, dedication, and passion and I wish him well in his retirement.” Prior to joining McCormick in 2005, Mr. Swift held various commercial leadership positions at companies across Europe including Mars, Diageo - the European Division of Guinness Brewing;

Time Warner, Inc., and Hero AG. Mr. Swift holds a First-Class Honors degree from Aberystwyth University. He serves as President of the Board of the European Brands Association (AIM); as Chairman of the Governors of Caldicott School and until its recent delisting was an Independent Director to the Board of Devro Plc. About McCormick McCormick & Company, Incorporated is a global leader in flavor. With over $6 billion in annual sales across 170 countries and territories, we manufacture, market and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry including e- commerce channels, grocery, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, DaQiao, Club House, Aeroplane and Gourmet Garden. Every day, no matter where or what you eat or drink, you can enjoy food flavored by McCormick. Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable and delicious go hand in hand. To learn more, visit www.mccormickcorporation.com or follow McCormick & Company on Twitter, Instagram and LinkedIn. # # # For information contact: Global Communications: Lori Robinson - lori_robinson@mccormick.com